EXHIBIT 4.3

T-Rex Oil, Inc. Warrant Number: ___

September __, 2015 ("the Grant Date")

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAW; OR (ii) SUCH REGISTRATION.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

T-REX OIL, INC.

THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK ("WARRANT") CERTIFIES THAT, for value received, ______________________ (the "Holder"), is entitled to subscribe for and purchase from T-REX OIL, INC. (the "Company"), a corporation organized and existing under the laws of the State of Colorado, at the Warrant Exercise Price specified below during the exercise period specified below to and including _____________________Thousand (____,000_____ fully paid and non-assessable shares of Common Stock of the Company (the "Common Stock").

            The exercise price of this Warrant (subject to adjustment as noted below) shall be Three Dollars and ($3.00) per share (The "Warrant Exercise Price").

            This Warrant is subject to the following provisions, terms, and conditions:

1.     Exercise.  This Warrant or any portion thereof shall be exercisable at any time from and after the Grant Date, which is September ___, 2015, by the registered Holder by payment of the Warrant Exercise Price per share in immediately available funds to the Company at any time prior to 5:00 p.m., Colorado time, on September __, 2018 ("the Expiration Date.")

Holder shall submit to the Company a duly executed Note of Exercise in substantially the form attached herewith as the Exercise Notice with cash payment.

As promptly as practicable after the receipt of the Exercise Notice, but in any event not more than five (5) Business Days after the Company's receipt of the Exercise Notice and payment of the Exercise Price, the Company shall issue shares of Common Stock being purchased.

2.     Optional Call.  This Warrant or any portion thereof shall be callable at the option of the Company, nine (9) months from the Grant Date.  The Warrant shall be callable if the Company's common stock should have closing market price at or greater than $5.00 per share, for a period of 5 consecutive trading days as reported by Bloomberg's.

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T-Rex Oil, Inc. Warrant Number: ___

September __, 2015 ("the Grant Date")

The Holder shall have thirty (30) days after a call has been issued under this Article 2 to exercise this Warrant.  If the Warrant is NOT exercised within the 30 day period after the call has been issued by the Company, the Warrant will expire at the end of the 30 day period.

3.      Representations and Warranties. The Company represents and warrants that:

         (a)     the Company has all requisite power and authority to execute, issue and perform this Warrant and to issue the Common Stock;

         (b)     this Warrant has been duly authorized by all necessary corporate action, has been duly executed and delivered, and is a legal and binding obligation of the Company;

         (c)     all shares which may be issued upon the exercise of the rights represented by this Warrant according to the terms hereof or represented by the Common Stock will, upon issuance, be duly authorized and issued, fully paid, and nonassessable; and

         (d)     during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4.      Adjustments.

         (a)     In case the Company shall

                  (i)      declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of
         Common Stock, as described in subparagraph (b) below) or any obligations or any shares of stock of the Company which are convertible into or exchangeable for Common Stock (such obligations or shares of stock being hereinafter referred to as "Convertible Securities"), or in any rights or options to purchase any Common Stock or Convertible Securities, or

                  (ii)     declare any other dividend or make any other distribution upon the Common
         Stock,

then thereafter the holder of this Warrant upon the exercise hereof will be entitled to receive the number of shares of Common Stock to which such holder shall be entitled upon such exercise, and, in addition and without further payment therefor, such number of shares of Common Stock, such that upon exercise hereof, such holder would receive as a result of each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of any such dividend or distribution if, continuously since the record date for any such

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T-Rex Oil, Inc. Warrant Number: ___

September __, 2015 ("the Grant Date")

dividend or distribution, such holder (x) had been the record holder of the number of shares of Common Stock then received, and (y) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock.

         (b)    In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares subject to this Warrant immediately prior to such combination shall be proportionately reduced.

         (c)    If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

         (d)    Upon each adjustment in the number of shares the Holder is entitled to purchase upon exercise of this Warrant, the Warrant Exercise Price hereunder shall be appropriately adjusted such that the Holder shall hold Warrants entitling Holder to purchase the number of shares as so adjusted for an aggregate Warrant Exercise Price equal to the aggregate Warrant Exercise Price in effect immediately prior to such adjustment.

         (e)    In case any time any of the adjustments required by Sections 4(a) through (d) occur;

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T-Rex Oil, Inc. Warrant Number: ___

September __, 2015 ("the Grant Date")

(i)      the Company shall make any distribution  to the holders of its capital stock;

(ii)     the Company shall offer for subscription pro rata to the holders of its capital stock any additional shares of stock of any class or other rights; or

(iii)    there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (x) the books of the Company shall close or a record shall be taken for such dividend, subdivision, distribution, or subscription rights, or (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption shall take place, as the case may be. Such notice shall also specify the date as of which the holders of capital stock of record shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or conversion or redemption, as the case may be. Such written notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         (f)     No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the Market Price per share of Common Stock as of the close of business on the date of the notice required by Section 4(e). "Market Price" shall mean, if the Common Stock is traded on a securities exchange or on the NASDAQ System, the average of the closing prices of the Common Stock on such exchange or the NASDAQ System on the twenty (20) trading days ending on the trading day prior to the date of determination, or, if the Common Stock is otherwise traded in the over-the-counter market, the average of the closing bid prices on the twenty (20) trading days ending on the trading day prior to the date of determination. If at any time the Common Stock is not traded on an exchange or the NASDAQ System, or otherwise traded in the over-the-counter market, the Market Price shall be deemed to be the higher of

                  (i)      the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the
         Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made, or

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T-Rex Oil, Inc. Warrant Number: ___

September __, 2015 ("the Grant Date")

                  (ii)     the fair value thereof determined in good faith by the Board of Directors of the
         Company as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

5.      No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

6.      Restrictions on Transfer. This Warrant and the shares of Common Stock issued or issuable through the exercise of this Warrant are "restricted securities" under the Securities Act of 1933 (the "Securities Act") and the rules and regulations promulgated thereunder and may not be sold, transferred, pledged, or hypothecated without such transaction being registered under the Securities Act and applicable state laws or the availability of an exemption therefrom ; a legend to this effect shall appear on this Warrant and, unless the issuance is a registered transaction, on all shares of Common Stock issued upon the exercise hereof. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Such holder shall also provide the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares. Transfers to family of Holder as "restricted" shall be allowed by Company, as a matter of course.

7.      Transfer Procedures. Subject to the provisions of Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

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T-Rex Oil, Inc. Warrant Number: ___

September __, 2015 ("the Grant Date")

8.      Registration Rights.

(a)  Registration or Exemption Required.  This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Section 4(2). The Warrant and the Common Stock issuable upon exercise of the Warrant may not be sold except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

(b) Required Registration.  The Company shall prepare and file with the Securities and Exchange Commission ("SEC") before or during the 4th quarter of 2015, a Registration Statement on Form S-1 relating to the offer and sale of the Common Stock issuable upon exercise of the Warrants and shall use its best efforts to cause the Commission to declare such Registration Statement effective.

(c)  If at any time the Company proposes to register the sale of shares of Common Stock (whether for itself or any of its security holders) under the Securities Act and the registration form to be used may be used for the registration of shares underlying this Warrant (a "Piggyback Registration"), the Company shall give prompt written notice to the Holder of its intention to effect such a registration and, subject to Section 7(c) below, shall include in such registration all shares of Common Stock underlying this Warrant with respect to which the Company has received Holder's written request for inclusion in such registration, provided that such request must be received by Company within 20 days after the date of the Company's notice to Holder. The Registration Expenses in all Piggyback Registrations shall be paid by the Company.

(d) If a Piggyback Registration is an underwritten primary registration on behalf of the Company or a successor, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall exclude from such registrations the excess amount of shares of Common Stock, and shall include in such registration (i) first, the securities the Company proposes to sell; (ii) second, shares of Common Stock requested to be included in such registration by the holders of all securities of the Company having registration rights, prorata among the owners of such securities on the basis of the number of shares of Common Stock or equivalent shares of Common Stock owned by each such owner, and (iii) third, other securities requested to be included in such registration, in the Company's discretion.

(e) Whenever the Holder has requested that any shares of Common Stock underlying this Warrant be registered pursuant to this Section 8, the Company shall use its best efforts to effect the registration and the sale of such shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

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T-Rex Oil, Inc. Warrant Number: ___

September __, 2015 ("the Grant Date")

      (i)    notify the Holder of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(ii)     furnish the Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the shares of Common Stock underlying this Warrant;

(iii)    use its best efforts to comply with all applicable rules and regulations of theSEC, and in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

(f)    In connection with any registration statement in which Holder is participating, each Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Holder.

(g)   Holder may not participate in any registration under this Section 8 which is underwritten unless Holder (i) agrees to sell Holder's shares of Common Stock on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

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T-Rex Oil, Inc. Warrant Number: ___

September __, 2015 ("the Grant Date")

9.      Miscellaneous.

         (a)    Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by facsimile transmission or electronic mail, or otherwise delivered by hand or by messenger, addressed

(i)      if to a holder of this Warrant, at such holder's address set forth on the books of the Company, or at such other address as such holder shall have furnished to the Company in writing; or

(ii)     if to the Company, one copy should be sent to the Company's current address at T-Rex Oil, Inc., 520 Zang Street, Suite 250, Broomfield, Colorado 80021, or at such other address as the Company shall have designated by notice.

                  Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally; if sent by first class, postage prepaid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or, if sent by facsimile transmission or electronic mail as of the date delivery is confirmed by the sender's equipment.

         (b)    Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid, or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid, or unenforceable provision were not contained herein.

         (c)    Governing Law. This Warrant will be governed in accordance with federal law to the extent applicable and by the internal law, not the law of conflicts, of the State of Colorado.

(REMAINDER OF PAGE LEFT BLANK)

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T-Rex Oil, Inc. Warrant Number: ___

September __, 2015 ("the Grant Date")

IN WITNESS WHEREOF, T-Rex Oil, Inc. has caused this Warrant to be signed by its duly authorized officer and dated as of September __, 2015.

T-REX OIL, INC.

By: ___________________________________

Donald Walford, Chief Executive Officer

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EXERCISE NOTICE

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To:       T-Rex Oil, Inc. (the "Company")

The Undersigned, ____________________________________________ being the Holder of T-Rex Oil, Inc. Warrant Number _______ hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ____________ shares of the Common Stock (the "Common Stock") provided for therein and tenders payment herewith to the order of the Company in the amount of $______________, such payment being made as provided on the face of this Warrant.

The Undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name: _______________________________________________________________________

Address: ______________________________________________________________________

______________________________________________________________________________

Social Security Number:  _________________________________________________________

Deliver to: ____________________________________________________________________

Address: ______________________________________________________________________

______________________________________________________________________________

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:  ______________________

                                                                                    Signature ___________________________

                                                                                    Note:    The signature on this Subscription Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

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